Exhibit 99.1

Investor Relations Contact:

Michael Haase

(925) 951-9005

Michael.Haase@Workday.com

Media Contact:

Eric Glass

(415) 432-3056

Eric.Glass@Workday.com

Workday Announces Fiscal 2014 Third Quarter Financial Results

Total Revenue of $127.9 Million, Up 76% Year Over Year; Subscription Revenue of $93.9 Million, Up 82% Year Over Year

PLEASANTON, CALIF. — November 25, 2013 — Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for human resources and finance, today announced financial results for the fiscal third quarter ended October 31, 2013.

•	Total revenues for the third quarter were $127.9 million, an increase of 76% from the third quarter of fiscal 2013. Subscription revenues were $93.9 million, an increase of 82% from same period last year.

•	Operating loss for the third quarter was $40.4 million, compared to an operating loss of $40.9 million in the same period last year. Non-GAAP operating loss for the third quarter was $19.9 million, compared to a non-GAAP operating loss of $23.5 million last year.[1]

•	Net loss per basic and diluted share for the third quarter was $0.27, compared to a net loss per basic and diluted share of $0.67 in the third quarter of fiscal 2013. The third quarter non-GAAP net loss per basic and diluted share was $0.12, compared to a non-GAAP net loss per basic and diluted share of $0.39 during the same period last year.[1]

•	Operating cash flows were $7.1 million in the third quarter. Free cash flows were a negative $9.7 million in the third quarter.[2]

•	Cash, cash equivalents and marketable securities were approximately $1.3 billion as of October 31, 2013. Unearned revenue was $351.8 million, a 40% increase from last year.

“We continue to innovate rapidly across all initiatives,” said Aneel Bhusri, chairman, co-founder, and co-CEO, Workday. “In the third quarter, we announced the availability of Workday Big Data Analytics, confirmed that Workday Recruiting is progressing well and on schedule, and we continued our investment in Workday Financial Management, broadening the scope and scale for the world’s largest organizations.”

“We had a solid third quarter, and we continue to be pleased with our progress as we build for the long term,” said Mark Peek, chief financial officer, Workday. “We generated record quarterly revenues and continued our march toward profitability. We also continue to execute well as we expand our operations globally. Looking ahead to the fourth quarter, we expect total revenues to be in the range of $133 to $138 million, or growth of 63% to 69% as compared to the prior year period.”

Recent Highlights

•	Workday held its seventh annual customer conference, Workday Rising, bringing together more than 3,500 attendees from the Workday community for education and collaboration in San Francisco.

•	Workday unveiled plans to build Workday Student, an end-to-end student application for the needs of modern-day higher education institutions.

•	The company also announced the availability of Workday Big Data Analytics, a new application that redefines how organizations unify diverse sources, sizes, and structures of data with Workday data to deliver insights business leaders need for critical workforce and financial decisions.

Workday plans to host a conference call today to review its third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

[1]	Non-GAAP operating loss and net loss per share for the fiscal third quarters of 2013 and 2014 exclude share-based compensation, and for the fiscal third quarter of 2014, also exclude employer payroll taxes on employee stock transactions and amortization expense for the debt discount and issuance costs associated with convertible notes. The fiscal third quarter of 2013 non-GAAP operating loss and net loss per share also exclude a one-time charge related to our contribution of 500,000 shares of common stock to the Workday Foundation. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.
[2]	Free cash flows are defined as operating cash flows minus capital expenditures and property and equipment acquired under capital lease. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for human resources and finance. Founded in 2005, Workday delivers human capital management, financial management, and analytics applications designed for the world’s largest organizations. Hundreds of companies, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s fourth quarter fiscal 2014 revenue projections, and our expectations for future applications. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) our ability to manage our growth effectively; (v) our limited operating history, which makes it difficult to predict future results; (vi) the development of the market for enterprise cloud services; (vii) acceptance of our applications and services by customers; (viii) breaches in our security measures or unauthorized access to our customers’ data; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended July 31, 2013 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2013. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 31,	January 31,
	2013	2013(1)
Assets
Current assets:
Cash and cash equivalents	$183,460	$84,158
Marketable securities	1,099,235	706,181
Accounts receivable, net	86,961	67,437
Deferred costs	14,352	9,816
Prepaid expenses and other current assets	21,594	16,710

Total current assets	1,405,602	884,302
Property and equipment, net	73,960	44,585
Deferred costs, noncurrent	18,039	18,575
Goodwill and intangible assets, net	8,488	8,488
Other assets	22,096	3,130

Total assets	$1,528,185	$959,080

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,228	$2,665
Accrued expenses and other current liabilities	17,890	13,558
Accrued compensation	46,250	27,203
Capital leases	10,044	12,008
Unearned revenue	279,290	199,340

Total current liabilities	361,702	254,774
Convertible senior notes, net	463,092	—
Capital leases, noncurrent	5,546	12,972
Unearned revenue, noncurrent	72,479	85,920
Other liabilities	11,964	13,131

Total liabilities	914,783	366,797
Stockholders’ equity:
Common stock	172	162
Additional paid-in capital	1,131,453	993,933
Accumulated other comprehensive income	184	68
Accumulated deficit	(518,407)	(401,880)

Total stockholders’ equity	613,402	592,283

Total liabilities and stockholders’ equity	$1,528,185	$959,080

(1)	Amounts as of January 31, 2013 were derived from the January 31, 2013 audited financial statements.

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
Revenues	$127,872	$72,618	$327,072	$192,138
Costs and expenses(1):
Costs of revenues	48,591	30,194	126,044	83,549
Research and development	49,349	28,075	126,799	72,413
Sales and marketing	54,051	32,584	136,565	87,051
General and administrative	16,280	22,633	42,970	36,310

Total costs and expenses	168,271	113,486	432,378	279,323

Operating loss	(40,399)	(40,868)	(105,306)	(87,185)
Other expense, net	(6,893)	(364)	(10,628)	(1,036)

Loss before provision for income taxes	(47,292)	(41,232)	(115,934)	(88,221)
Provision for income taxes	242	78	593	25

Net loss	(47,534)	(41,310)	(116,527)	(88,246)
Accretion of redeemable convertible preferred stock	—	(161)	—	(568)

Net loss attributable to common stockholders	$(47,534)	$(41,471)	$(116,527)	$(88,814)

Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.67)	$(0.68)	$(2.06)

Weighted-average shares used to compute net loss per share attributable to common stockholders	174,385	61,960	171,269	43,053

(1) Costs and expenses include share-based compensation as follows:

Costs of revenues	$2,342	$609	$4,281	$1,101
Research and development	7,032	1,300	12,404	2,227
Sales and marketing	4,583	970	7,431	1,838
General and administrative	5,726	3,273	12,766	4,714

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
Cash flows from operating activities
Net loss	$(47,534)	$(41,310)	$(116,527)	$(88,246)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	9,361	4,461	23,981	11,938
Share-based compensation expense	19,683	6,152	36,882	9,880
Amortization of deferred costs	3,211	2,750	8,449	8,336
Amortization of debt discount and issuance costs	5,764	—	8,554	—
Donation of common stock to Workday Foundation	—	11,250	—	11,250
Other	86	11	256	41
Changes in operating assets and liabilities:
Accounts receivable	(19,997)	7,382	(19,674)	(6,632)
Deferred costs	(5,346)	(4,673)	(12,449)	(11,426)
Prepaid expenses and other assets	(2,652)	(3,395)	(12,794)	(7,744)
Accounts payable	1,891	(253)	5,563	73
Accrued expenses and other liabilities	16,458	3,575	22,720	13,738
Unearned revenue	26,151	4,692	66,509	64,066

Net cash provided by (used in) operating activities	7,076	(9,358)	11,470	5,274
Cash flows from investing activities
Purchases of marketable securities	(499,787)	(288,659)	(1,229,488)	(374,599)
Maturities of marketable securities	256,240	19,845	833,107	72,785
Purchases of property and equipment	(16,757)	(801)	(48,384)	(6,803)
Other	—	—	90	—

Net cash used in investing activities	(260,304)	(269,615)	(444,675)	(308,617)
Cash flows from financing activities
Proceeds of initial public offering, net of issuances costs	—	684,620	—	684,620
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	—	584,291	—
Proceeds from issuance of warrants	—	—	92,708	—
Purchase of convertible senior notes hedges	—	—	(143,729)	—
Proceeds from exercise of stock options	2,637	2,955	9,312	10,085
Principal payments on capital lease obligations	(2,817)	(2,369)	(9,505)	(5,912)
Other	(596)	—	(516)	—

Net cash provided by (used in) financing activities	(776)	685,206	532,561	688,793
Effect of exchange rate changes	32	6	(54)	1

Net increase (decrease) in cash and cash equivalents	(253,972)	406,239	99,302	385,451
Cash and cash equivalents at the beginning of period	437,432	36,741	84,158	57,529

Cash and cash equivalents at the end of period	$183,460	$442,980	$183,460	$442,980

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended October 31, 2013

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of revenues:
Subscription services	$18,076	$(783)	$—	$—	$17,293
Professional services	30,515	(1,559)	(164)	—	28,792
Total costs of revenues	48,591	(2,342)	(164)	—	46,085
Research and development	49,349	(7,032)	(390)	—	41,927
Sales and marketing	54,051	(4,583)	(87)	—	49,381
General and administrative	16,280	(5,726)	(188)	—	10,366
Operating loss	(40,399)	19,683	829	—	(19,887)
Operating margin	-31.6%	15.4%	0.6%	—	-15.6%
Other expense, net	(6,893)	—	—	5,764	(1,129)
Loss before provision for income taxes	(47,292)	19,683	829	5,764	(21,016)
Provision for income taxes	242	—	—		242
Net loss	$(47,534)	$19,683	$829	$5,764	$(21,258)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.27)	$0.11	$0.00	$0.04	$(0.12)

(1)	Calculated based upon 174,385 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended October 31, 2012

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Equity Grant to Workday Foundation	Non-GAAP
Costs and expenses:
Costs of revenues:
Subscription services	$10,179	$(224)	$—	$9,955
Professional services	20,015	(385)	—	19,630
Total costs of revenues	30,194	(609)	—	29,585
Research and development	28,075	(1,300)	—	26,775
Sales and marketing	32,584	(970)	—	31,614
General and administrative	22,633	(3,273)	(11,250)	8,110
Operating loss	(40,868)	6,152	11,250	(23,466)
Operating margin	-56.2%	8.4%	15.5%	-32.3%
Loss before provision for income taxes	(41,232)	6,152	11,250	(23,830)
Provision for income taxes	78	—	—	78
Net loss	$(41,310)	$6,152	$11,250	$(23,908)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.67)	$0.10	$0.18	$(0.39)

(1)	Calculated based upon 61,960 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Nine Months Ended October 31, 2013

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of revenues:
Subscription services	$49,333	$(1,446)	$(8)	$—	$47,879
Professional services	76,711	(2,835)	(511)	—	73,365
Total costs of revenues	126,044	(4,281)	(519)	—	121,244
Research and development	126,799	(12,404)	(940)	—	113,455
Sales and marketing	136,565	(7,431)	(470)	—	128,664
General and administrative	42,970	(12,766)	(413)	—	29,791
Operating loss	(105,306)	36,882	2,342	—	(66,082)
Operating margin	-32.2%	11.3%	0.7%	—	-20.2%
Other expense, net	(10,628)	—	—	8,554	(2,074)
Loss before provision for income taxes	(115,934)	36,882	2,342	8,554	(68,156)
Provision for income taxes	593	—	—	—	593
Net loss	$(116,527)	$36,882	$2,342	$8,554	$(68,749)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.68)	$0.22	$0.01	$0.05	$(0.40)

(1)	Calculated based upon 171,269 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Nine Months Ended October 31, 2012

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Equity Grant to Workday Foundation	Non-GAAP
Costs and expenses:
Costs of revenues:
Subscription services	$26,767	$(401)	$—	$26,366
Professional services	56,782	(700)	—	56,082
Total costs of revenues	83,549	(1,101)	—	82,448
Research and development	72,413	(2,227)	—	70,186
Sales and marketing	87,051	(1,838)	—	85,213
General and administrative	36,310	(4,714)	(11,250)	20,346
Operating loss	(87,185)	9,880	11,250	(66,055)
Operating margin	-45.4%	5.1%	5.9%	-34.4%
Loss before provision for income taxes	(88,221)	9,880	11,250	(67,091)
Provision for income taxes	25	—	—	25
Net loss	$(88,246)	$9,880	$11,250	$(67,116)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(2.06)	$0.23	$0.26	$(1.57)

(1)	Calculated based upon 43,053 basic and diluted weighted-average shares of common stock.

Workday, Inc.

Revenue by Type

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
Revenues:
Subscription services	$93,925	$51,576	$243,454	$130,698
Professional services	33,947	21,042	83,618	61,440

Total revenues	$127,872	$72,618	$327,072	$192,138

Revenues:
Subscription services	73.5%	71.0%	74.4%	68.0%
Professional services	26.5%	29.0%	25.6%	32.0%

Total revenues	100.0%	100.0%	100.0%	100.0%

Workday, Inc.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
GAAP cash flows from operating activities	$7,076	$(9,358)	$11,470	$5,274
Capital expenditures	(16,757)	(801)	(48,384)	(6,803)
Property and equipment acquired under capital lease	—	(13,663)	(115)	(17,887)

Free cash flows	$(9,681)	$(23,822)	$(37,029)	$(19,416)

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating loss, non-GAAP net loss per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude share-based compensation, employer payroll taxes on employee stock transactions, a one-time charge related to our contribution of 500,000 shares of common stock to the Workday Foundation and non-cash interest expense related to our convertible senior notes, as applicable. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures and assets acquired under a capital lease as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, and for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Workday’s operating performance due to the following factors:

•	Share-based compensation. Although share-based compensation is an important aspect of the compensation of Workday’s employees and executives, management believes it is useful to exclude share-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options, which is an element of our ongoing share-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control.

•	Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on employee stock transactions is dependent on Workday’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•	Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Equity Grant to Workday Foundation. During the third quarter of fiscal 2013, Workday granted 500,000 shares of common stock to the Workday Foundation. The Workday Foundation is a non-profit organization established to provide grants, humanitarian relief and employee matching contributions and support volunteerism and social development projects. This grant resulted in a one-time charge of $11.3 million, which was recorded to the General and administrative expenses line of the statement of operation. Management does not expect to make future grants of shares to the Foundation and therefore considers this charge non-recurring. As such, management believes it is useful to exclude this one-time charge in order to better understand the ongoing expenses of our core business and to facilitate comparison of our results across periods.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting capital expenditures, whether purchased or leased, due to the fact that these expenditures are considered to be an ongoing operational component of our business.

The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.